Exhibit 99.1

FOR IMMEDIATE RELEASE NEWS

August 1, 2023 OTCQB: FTCO

FORTITUDE GOLD REPORTS SECOND QUARTER NET INCOME OF $3.6 MILLION, MAINTAINS 2023 PRODUCTION OUTLOOK

COLORADO SPRINGS – August 1, 2023 - Fortitude Gold Corporation (OTCQB: FTCO) (the “Company”) reported results for the second quarter ended June 30, 2023, including $19.2 million net sales, $3.6 million net income, or $0.15 per share, and a $46.9 million cash balance at quarter end.  The Company produced 9,684 ounces of gold during the second quarter and maintains its 2023 production outlook.  Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A. offering investors exposure to both gold production and dividend yield.

Q2 2023 FINANCIAL RESULTS AND HIGHLIGHTS

●	$19.2 million net sales
●	$3.6 million net income, or $0.15 per share
●	$46.9 million cash balance on June 30, 2023
●	9,684 gold ounces produced
●	3.36 grams per tonne average gold grade mined
●	$91.9 million working capital at June 30, 2023
●	$11.2 million mine gross profit
●	$6.1 million exploration expenditures
●	$527 total cash cost after by-product credits per gold ounce sold
●	$680 per ounce total all-in sustaining cost
●	$3.9 million dividends paid
●	$0.04 special dividend

Fortitude Gold sold 9,702 gold ounces at a total cash cost of $527 per ounce (after by-product credits) and an all-in-sustaining-cost per ounce of $680. Realized metal prices during the quarter averaged $1,990 per ounce gold*. The Company recorded net income of $3.6 million, or $0.15 per share and reported cash and cash equivalents at quarter end of $46.9 million. The Company produced 9,684 ounces of gold during the quarter, 21,171 ounces of gold year-to-date, and maintains its 2023 Annual Outlook targeting 40,000 gold ounces (a range of 36,000 to 40,000 ounces).

“The second quarter was another solid quarter of production which positions the Company at the high-end of our annual production target,” stated Mr. Jason Reid, CEO and President of Fortitude Gold.  “Additional quarter highlights include strong financial performance, low all-in production costs and over $6 million invested in exploration.  In addition to our regular instituted monthly cash dividend, we declared our first special cash dividend to shareholders.  By doing so we demonstrate our commitment to return as much cash back to shareholders as soon as possible while balancing the needs of the operations, exploration and growth, and paying taxes as a profitable mining company.”

Mr. Reid continued, “Our Plan of Operations for the County Line project was submitted to the Bureau of Land Management during the quarter.  We also expect to submit a Plan of Operations for our Golden Mile project in the coming weeks as we push both projects through the production permitting cycle as quickly as possible.”

The following Production Statistics table summarize certain information about our operations for the three and six months ended June 30, 2023 and 2022:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Ore mined
Ore (tonnes)	112,834	123,810	219,309	377,653
Gold grade (g/t)	3.36	3.46	3.71	2.59
Low-grade stockpile
Ore (tonnes)	—	11,011	61,854	34,501
Gold grade (g/t)	—	0.42	0.47	0.43
Waste (tonnes)	312,614	241,500	530,741	1,494,024
Metal production (before payable metal deductions)(1)
Gold (ozs.)	9,684	10,980	21,171	20,855
Silver (ozs.)	13,611	16,027	31,260	32,550

(1)	The difference between what we report as “metal production” and “metal sold” is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

The following Sales Statistics table summarizes certain information about our operations for three and six months ended June 30, 2023 and 2022:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Metal sold
Gold (ozs.)	9,702	12,851	21,131	21,148
Silver (ozs.)	13,464	18,780	30,944	32,708
Average metal prices realized (1)
Gold ($per oz.)	1,990	1,876	1,935	1,871
Silver ($per oz.)	24.46	23.04	23.42	23.34
Precious metal gold equivalent ounces sold
Gold Ounces	9,702	12,851	21,131	21,148
Gold Equivalent Ounces from Silver	165	231	375	408
	9,867	13,082	21,506	21,556

Total cash cost before by-product credits per gold ounce sold	$561	$680	$546	$706
Total cash cost after by-product credits per gold ounce sold	$527	$646	$512	$670
Total all-in sustaining cost per gold ounce sold	$680	$733	$625	$778

(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales. Provisional sales may remain unsettled from one quarter into the next. Realized prices will therefore vary from average spot metal market prices upon final settlement.

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the three and six months ended June 30, 2023 and 2022, its financial condition at June 30, 2023 and December 31, 2022, and its cash flows for the six months ended June 30, 2023 and 2022. The summary data as of June 30, 2023 and for the three and six months ended June 30, 2023 and 2022 is unaudited; the summary data as of December 31, 2022 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2022, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	June 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$46,913	$45,054
Gold and silver rounds/bullion	225	—
Inventories	50,709	47,155
Prepaid taxes	966	710
Prepaid expenses and other current assets	1,261	730
Total current assets	100,074	93,649
Property, plant and mine development, net	28,618	30,581
Operating lease assets, net	2,078	3,826
Deferred tax assets	2,300	1,282
Other non-current assets	341	1,818
Total assets	$133,411	$131,156
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,619	$2,524
Operating lease liabilities, current	2,078	3,826
Mining taxes payable	1,512	1,857
Other current liabilities	947	1,324
Total current liabilities	8,156	9,531
Asset retirement obligations	6,102	5,863
Other non-current liabilities	—	3
Total liabilities	14,258	15,397
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at June 30, 2023 and December 31, 2022	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 24,084,542 shares outstanding at June 30, 2023 and 24,024,542 shares outstanding at December 31, 2022	241	240
Additional paid-in capital	103,893	103,731
Retained earnings	15,019	11,788
Total shareholders' equity	119,153	115,759
Total liabilities and shareholders' equity	$133,411	$131,156

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended June 30, 2023 and 2022
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Sales, net	$19,219	$23,993	$40,759	$39,354
Mine cost of sales:
Production costs	5,020	8,189	10,673	13,970
Depreciation and amortization	2,905	4,155	6,384	6,933
Reclamation and remediation	68	76	140	123
Total mine cost of sales	7,993	12,420	17,197	21,026
Mine gross profit	11,226	11,573	23,562	18,328
Costs and expenses:
General and administrative expenses	1,087	1,094	2,146	2,274
Exploration expenses	6,061	2,426	9,749	4,940
Other (income) expense, net	(434)	65	(761)	82
Total costs and expenses	6,714	3,585	11,134	7,296
Income before income and mining taxes	4,512	7,988	12,428	11,032
Mining and income tax expense	908	1,423	2,456	1,849
Net income	$3,604	$6,565	$9,972	$9,183
Net income per common share:
Basic	$0.15	$0.27	$0.41	$0.38
Diluted	$0.15	$0.27	$0.41	$0.38
Weighted average shares outstanding:
Basic	24,084,542	24,024,542	24,074,312	24,010,061
Diluted	24,225,953	24,207,185	24,219,270	24,204,660

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2023 and 2022
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Six months ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net income	$9,972	$9,183
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	6,430	7,011
Stock-based compensation	103	97
Deferred taxes	(1,018)	(650)
Reclamation and remediation accretion	140	123
Other operating adjustments	(58)	(29)
Changes in operating assets and liabilities:
Accounts receivable	—	(1,572)
Inventories	(2,167)	(1,068)
Prepaid expenses and other current assets	(531)	1,087
Other non-current assets	—	(31)
Accounts payable and other accrued liabilities	519	176
Income and mining taxes payable	(601)	194
Net cash provided by operating activities	12,789	14,521

Cash flows from investing activities:
Capital expenditures	(3,974)	(8,052)
Other investing activities	(239)	—
Net cash used in investing activities	(4,213)	(8,052)

Cash flows from financing activities:
Dividends paid	(6,741)	(5,763)
Proceeds from exercise of stock options	60	63
Repayment of loans payable	(30)	(43)
Repayment of capital leases	(6)	(13)
Net cash used in financing activities	(6,717)	(5,756)

Net increase in cash and cash equivalents	1,859	713
Cash and cash equivalents at beginning of period	45,054	40,017
Cash and cash equivalents at end of period	$46,913	$40,730

Supplemental Cash Flow Information
Income and mining taxes paid	$4,074	$2,339
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$231	$322
Change in estimate for asset retirement costs	$—	$517
Right-of-Use assets acquired through operating lease	$—	$3,899

About Fortitude Gold Corporation

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free and distribute substantial dividends. The Company’s Nevada Mining Unit consists of five high-grade gold properties located in the Walker Lane Mineral Belt and a sixth high-grade gold property in west central Nevada. The Isabella Pearl gold mine, located on the Isabella Pearl mineralized trend, is currently in production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.  Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com